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                                                                 EXHIBIT 4(viii)

                    SUBSCRIPTION AGREEMENT -- CASH PURCHASE
                      OVERSEAS PARTNERS LTD. COMMON STOCK

   To subscribe to purchase shares of Overseas Partners Ltd. Common Stock, complete, sign, date and forward an original of this Subscription Agreement to either the District Controller (for the district in which you are employed) to verify eligibility if you are a UPS employee, or to Overseas Partners Ltd. at the address set forth below, if you are not an employee of UPS.

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FOR U.S. MAIL:                 FOR NEXT DAY AIR:
Overseas Partners Ltd.         Overseas Partners Ltd.
c/o First Union National Bank  c/o Employee Shareholder Services
P.O. Box 41784                 First Union National Bank
Philadelphia, PA 19101-1784    PA 1204-ESS
Telephone: (888) 663-8325      123 South Broad Street
           (215) 985-8569      Philadelphia, PA 19109-1199
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Ladies and Gentlemen:

   1. Purchase of Shares. I hereby subscribe to purchase           shares of
Overseas Partners Ltd. ("OPL") Common Stock.

   I enclose a bank cashier's or personal check or money order payable to the order of "First Union National Bank" as Transfer Agent in the amount of
$        , which equals (a) the product of the number of shares subscribed to hereby multiplied by (b) the Current Price of an OPL share (i.e. the net book value of an OPL share as determined from OPL's most recently published Annual Report to Shareowners).

   2. Authorizations and Delivery Instructions. I hereby authorize OPL, as my agent, to deliver the OPL shares to which I have subscribed (the "OPL Shares") to First Union National Bank ("First Union"), as Custodian, to be held for my benefit as more fully described in the Prospectus.

   3. Further Provisions. I further acknowledge and agree that:

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        (a)  My subscription is not subject to transfer or assignment by me;
        (b) OPL has the right, at its discretion, to accept or reject my subscription;
        (c) My subscription will become binding upon OPL only upon acceptance by OPL;
        (d)  My rights with respect to refund of funds held by First
             Union pending delivery of shares, withdrawal or rejection of my subscription are as set forth in the Prospectus and will not include interest thereon;
        (e) The OPL Shares to which I have subscribed will be sold to me at the Current Price in effect at the time my subscription is accepted by OPL, which may be greater or less than the Current Price in effect at the date of this Subscription
             Agreement, and my rights with respect to a change in the price of OPL Shares are as set forth in the Prospectus;
        (f) Upon acceptance by OPL, this Subscription Agreement shall be binding upon and inure to the benefit of my heirs, administrators, and personal representatives; and
        (g)  I have read the Prospectus and I am familiar with its terms.
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NOTE: All items below except the signature of the subscriber and witnesses must be printed or typed. All signatures must be original. No photocopies will be accepted.

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                                                           ------------------------------------------------------
                                                                 (District or Location of eligible employee)

/     /      /      /     /     /      /    /      /  /
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      Employee Account Number (Tax ID)                         (Full Name of eligible employee or subscriber)

--------------------------------------------------------   -----------------------------------------------------
                          Date                              (Home Address of eligible employee or subscriber)

                                                            ------------------     ------------------  ---------
                                                                  City                       State      Zip Code

--------------------------------------------------------    ----------------------------------------------------
                        Witness                                                  Signature

(For employees of UPS, an Officer, District Manager, or equivalent)
1/97
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